Exhibit 1
JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D, Amendment No. 4 is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, Amendment No. 4 shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

October 14, 2014

XSE, LLC

By:	TNC Group, Inc., its non-member Manager

By:	/s/ Tina Rhodes-Hall
Name:	Tina Rhodes-Hall
Title:	Vice President

TNC Group, Inc.

By:	/s/ Tina Rhodes-Hall
Name:	Tina Rhodes-Hall
Title:	Vice President

/s/ Jahm Najafi
Jahm Najafi

X Shares, LLC

By:	TNC Group, Inc., its Manager

By:	/s/ Tina Rhodes-Hall
Name:	Tina Rhodes-Hall
Title:	Vice President

SMXE Lending, LLC

By:	SMXE Lending Holdings, LLC, its Sole Member

By:	TNC Group, Inc., its Manager

By:	/s/ Tina Rhodes-Hall
Name:	Tina Rhodes-Hall
Title:	Vice President

SMXE Lending Holdings, LLC

By:	TNC Group, Inc., its Manager

By:	/s/ Tina Rhodes-Hall
Name:	Tina Rhodes-Hall
Title:	Vice President